Exhibit 99.1

Acquisition of FrontStreet Hugoton, LLC and CDM Resource Management, Ltd. December 12, 2007

Forward Looking Statements NASDAQ: RGNC This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, transportation and marketing of natural gas, and in the natural gas compression business. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

FrontStreet Hugoton, LLC Transaction Overview

Executing on our Growth Strategy



REGENCY ENERGY PARTNERS

Acquisition of FrontStreet Hugoton LLC will be immediately accretive to cash available for distribution



COLORADO
KANSAS
MIDCONTINENT AREA MAP
Hugoton G.S.
Colorado
Kansas
Oklahoma
AREA SHOWN
Texas
Louisiana
KANSAS
OKLAHOMA
Regency Midcontinent Assets
Frontstreet Hugoton LLC Assets

Key Operating Statistics

- 5 compressor stations
- 1,700 miles of pipe
- Unique rate structure which limits downside risk
- Operated by BP America Production Company

- Regency will acquired 100% of the interest in FrontStreet Hugoton, LLC from an affiliate of GE Energy Financial Services.
- Purchase Price of $139 million issued to affiliates of GE Energy Financial Services
  - 4.7 million Class D units (units will not participate in 4Q 2007 distributions)
  - $11.7 million in cash

3

CDM Resource Management, Ltd. Transaction Overview

Transaction Overview CDM's compression assets will broaden Regency's service offerings and provide synergies with existing operations Purchase price of $655 million financed with: $446 million in debt $205 million in Regency 1 year deferred pay units (issued directly to the sellers) $4 million capital contribution from the General Partner of Regency This acquisition will be immediately accretive to unitholders Provides solid platform for future organic growth Closing anticipated in January 2008 Regency has executed a definitive agreement to acquire CDM Resource Management, Ltd. ("CDM")

Acquisition Rationale Source of stable, fee-based cash flows Provides synergies with Regency's existing operations Provides a visible source of long-term organic growth projects Experienced management team with proven ability to deliver strong organic growth The CDM acquisition provides many strategic advantages to Regency

Operational Overview

Midstream Compression Usage Compression is a "must-run" service required at each phase of the natural gas production and transportation cycle Field / Wellhead Enable natural gas production Maximize production levels Gathering & Processing Deliver natural gas to processing facilities Pressurize natural gas into and out of processing plants Pipelines & Storage Move natural gas long distances Inject and withdraw natural gas from storage facilities Distribution Move natural gas into industrial and rural locations Deliver natural gas to city gates

CDM Overview CDM focuses on contract compression services versus rental services Provides producers with comprehensive solutions for field- wide compression needs 98% runtime guarantee Significant overlap with existing Regency infrastructure CDM has existing operations in strategic non-overlapping regions Barnett Shale South Louisiana Arkoma Basin CDM provides customers with turn-key natural gas contract compression services

CDM Horsepower Growth CAGR 38.4% CDM has seen impressive year-over-year growth in horsepower Horsepower has grown 38.4% annually over the last three years 629 units as of 9/30/07 (primarily Caterpillar 3606 and Caterpillar 3516)

Financial Overview

Sources of funds are expected to be as follows: Units will not participate in distributions for 4 distribution periods following closing CDM's management agreed to a 2 year lock-up Affiliates of Riverstone Holdings LLC. and The Carlyle Group agreed to a 1 year lock-up Regency has received commitments to expand existing credit facility Financing Plan

Organic Growth 1. Period Includes only first nine months of 2007

2007 Estimated Margin Contribution Acquisition of Hugoton and CDM shifts Regency's margin towards fee-based income Regency Pro Forma with Hugoton FrontStreet1 Regency Base Business1 Regency Pro Forma with CDM and Hugoton FrontStreet2 1. 2007 estimated margin 2. CDM estimate as reported in an affiliates S-1 Filing Commodity Margin Fee Margin

Pro-forma Capital Structure Debt will be 52% of capital after closing of CDM and Hugoton acquisitions As of September 30, 2007 Regency will be required to use the pooling of interests method of accounting for the transaction, rather than purchase method shown above Regency1 Post-Closing ($ Millions) Regency1 Hugoton2 CDM Proforma Total Debt $456 $12 $450 $918 Partner's Capital 505 127 205 837 Total Capitalization $961 $139 $655 $1,755 % Debt 47% 9% 69% 52%

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